Exhibit 10.16

NONQUALIFIED STOCK OPTION AGREEMENT

UNDER THE

NEUSTAR, INC. 1999 EQUITY INCENTIVE PLAN

THIS AGREEMENT, made as of June 6, 2002 (the “Effective Date”), by and between NeuStar, Inc., a Delaware corporation (the “Company”), and        Jeffrey Ganek (the “Participant”).

W I T N E S S E T H:

WHEREAS, the Company desires to afford the Participant the opportunity to acquire an ownership of the Company’s common stock, par value $.002 per share (“Common Stock”), so that the Participant may have a direct proprietary interest in the Company’s success.

NOW, THEREFORE, in consideration of the covenants and agreements herein contained, the parties hereto hereby agree as follows:

1.                                       Grant of Option.  Subject to the terms and conditions set forth herein and in the Company’s 1999 Equity Incentive Plan, as restated as of March 13, 2002 (the “Plan”), the Company hereby grants to the Participant, during the period commencing on the date of this Agreement and ending on June 6, 2012 (the “Expiration Date”), the right and option (the right to purchase any one share of Common Stock hereunder being an “Option”) to purchase from the Company 13,578 shares of Common Stock.  The Options shall have an exercise price of $ 6.00 per share, which is not less than the Fair Market Value per share of the Common Stock as of the date hereof.

2.                                       Limitations on Exercise of Options.  Subject to the terms and conditions set forth herein and the Plan, the Options shall vest and become exercisable on the Effective Date; provided, however, the Participant may not exercise any Option for fractional shares of Common Stock.  The Committee or the Board may accelerate the vesting and exercisability of any or all of the then-unvested Options at any time.

3.                                       Termination of Service.  (a)  If,  prior to the Expiration Date, the Participant’s Service with the Company shall terminate (the date of termination being the “Date of  Termination”) by reason of a Normal Termination (as defined in the Plan), the Options shall remain exercisable until the earlier of the Expiration Date or  the day three (3) months  after the Date of Termination to the extent the Options were vested and exercisable as of the Date of Termination.

(b)  If the Participant’s Service with the Company shall cease prior to the Expiration Date by reason of death or disability, or the Participant shall die or become disabled while entitled to exercise any of the Options pursuant to paragraph 3(a), the Participant or the Participant’s legal representative, or, in the case of death, the executor or administrator of the estate of the Participant or the person or persons to whom the Options shall have been validly transferred by the executor or administrator pursuant to will or the laws of descent and distribution, shall have the right, until the earlier of the Expiration Date or one year after the date of death or disability, to exercise the Options to the extent that the Participant was entitled to exercise them on the date of death or disability.

(c)  If, prior to the Expiration Date, the Participant’s Service with the Company is terminated for “Cause” (as defined in the Plan), (i) unless otherwise provided by the Committee, the Options, to the extent not exercised as of the Date of Termination, shall lapse and be canceled, and (ii) all shares of Common Stock received pursuant to an exercise of the Options after such termination, in contravention of subsection (i) above, may be purchased by the Company at its discretion for the exercise price of such shares paid by the Participant.  If the Participant’s Service relationship with the Company is suspended pending an investigation of whether the Participant shall be terminated for Cause, all the Participant’s rights with respect to the Options shall be suspended during the period of investigation.

(d)  If, prior to the Expiration Date, the Participant’s Service with the Company is terminated other than for Cause, a Normal Termination, death or disability, the Options, to the extent then vested and exercisable as of the Date of Termination, shall remain exercisable until the earlier of the Expiration Date or thirty (30) days after the Date of Termination.

(e)  After the expiration of any exercise period described in any of Sections 3(a) - (d) hereof, or otherwise upon the Expiration Date, the Options shall terminate together with all of the Participant’s rights hereunder, to the extent not previously exercised.

4.                                       Non-Transferable.  Except as specifically authorized by the Committee, the Participant may not transfer the Options except by will or the laws of descent and distribution and the Options shall be exercisable during the Participant’s lifetime only by the Participant or, in the event of the Participant’s legal incapacity, his guardian or legal representative.  Except as so authorized, no purported assignment or transfer of the Options, or of the rights represented thereby, whether voluntary or involuntary, by operation of law or otherwise (except by will or the laws of descent and distribution), shall vest in the assignee or transferee any interest or right herein whatsoever.

5.                                       Adjustments and Corporate Reorganizations; Changes in Organization.

(a)                                  In accordance with and subject to the applicable terms of the Plan and this Agreement, the Options shall be subject to adjustment or substitution, as determined by the Committee in its sole discretion, as to the number, price or kind of Common Stock or other consideration subject to such Options or as otherwise determined by the Committee in its sole discretion to be equitable (i) in the event of changes in the outstanding Common Stock or in the capital structure of the Company by reason of stock dividends, stock splits, reverse stock splits, recapitalizations, reorganizations, mergers, consolidations, combinations, exchanges, or other relevant changes in capitalization occurring after the date hereof or (ii) in the event of any change in applicable laws or any change in circumstances which results in or would result in any substantial dilution or enlargement of the rights granted to, or available for, the Participant.  The Committee shall give the Participant written notice of an adjustment hereunder.

(b)                                       In the event that the Company undertakes a change in its organization, including but not limited to a combination of business units, the creation of a new business unit, the elimination of a business unit, or the acquisition, sale or transfer of an interest in a business unit, the Options shall be subject to adjustment or substitution (including but not limited to the substitution of common stock of or other ownership interest in a Related Entity, other consideration or another Award under the Plan), as to the number, price or kind of Common Stock or other consideration subject to such Options or as otherwise determined by the Committee in its sole discretion to be equitable.  For purposes of this Agreement, a “business unit” shall mean any Related Entity or any division or other unit or group within the Company that the Committee designates as a “business unit”.

6.                                       Exercise;  Payment For and Delivery of Common Stock.  The Options shall be exercised by delivering written notice to the Committee stating the number of whole shares of Common Stock to be purchased, the person or persons in whose name the shares of Common Stock are to be registered and each such person’s address and social security number.  Such notice shall not be effective unless accompanied by the full purchase price for all shares to be purchased, and any applicable withholding (as described below).  The purchase price shall be payable in cash, in shares of Common Stock, any combination of cash or shares of Common Stock or such other method of payment as is authorized by the Plan with the consent of the Committee; provided, however, that the Participant may use Common Stock in payment of the exercise price only if the shares so used are considered “mature” for purposes of generally accepted accounting principles (i.e., (i) been held by the Participant free and clear for at least six (6) months prior to the use thereof to pay part of an Option exercise price, (ii) been purchased by the Participant in other than a compensatory transaction, or (iii) meet any other requirements for “mature” shares as may exist on the date of the use thereof to pay part of an Option exercise price).  In the event that all or part of the purchase price is paid in shares of Common Stock, the shares used in payment shall be valued at their Fair Market Value on the date of exercise of the Options.  At the time of exercise, the Participant shall pay to the Company, in cash, or by having the Company withhold upon exercise of the Option a sufficient number of shares of Common Stock otherwise deliverable to the Participant based on the Fair Market Value of the Common Stock on the date of exercise, at the election of the Participant, such minimum amount as the Company deems necessary to satisfy its obligation to withhold Federal, state or local income or other taxes incurred by reason of the exercise or the transfer of shares thereupon.  Payment in currency or by certified or cashier’s check shall be considered payment in cash.

7.                                       Rights as Common Stockholder.  The Participant or a transferee of the Options shall have no rights as a stockholder with respect to any shares covered by the Options until he or she shall have become the holder of record of such shares (and the Company shall use its reasonable best efforts to cause the Participant promptly to become the holder of record of such shares), and, except as provided in Section 5 hereof, no adjustment shall be made for dividends or distributions or other rights in respect of such shares for which the record date is prior to the date upon which he shall become the holder or record thereof.

8.                                       Company; Participant.  (a)  The term “Company” as used in this Agreement with reference to employment shall include the Company and its affiliates.

(b)  Whenever the word “Participant” is used in any provision of this Agreement under circumstances where the provision should logically be construed to apply to the executors, the administrators, legal representatives or the person or persons to whom the Options may be transferred by will or by the laws of descent and distribution, the word “Participant” shall be deemed to include such person or persons.

9.                                       Requirements of Law.  (a)  By accepting the Options, the Participant represents and agrees for himself and his transferees (whether by will or the laws of descent and distribution) that, unless a registration statement under the Securities Act of 1933, as amended (the “Act”), is in effect as to shares purchased upon any exercise of the Options, (i) any and all shares so purchased shall be acquired for his or her personal account and not with a view to or for sale in connection with any distribution, and (ii) each notice of the exercise of any portion of this Option shall be accompanied by a representation and warranty in writing, signed by the person entitled to exercise the same, that the shares are being so acquired in good faith for his personal account and not with a view to or for sale in connection with any distribution.

(b)  No certificate or certificates for shares of Common Stock may be purchased, issued or transferred if the exercise hereof or the issuance or transfer of such shares shall constitute a violation by the Company or the Participant of any (i) provision of any Federal, state or other securities law, (ii) requirement of any securities exchange listing agreement to which the Company may be a party, or (iii) other requirement of law or of any regulatory body having jurisdiction over the Company.  Any reasonable determination in this connection by the Board or the Committee, upon notice given to the Participant, shall be final, binding and conclusive.

(c)  The certificates representing shares of Common Stock acquired pursuant to the exercise of options shall carry such appropriate legend, and such written instructions shall be given to the Company’s transfer agent, as may be deemed necessary or advisable by counsel to the Company in order to comply with the requirements of the Act or any state securities laws.

10.                                 Notices.  Any notice to be given to either party shall be in writing and shall be given by hand delivery to such party or by registered or certified mail, return receipt requested, postage prepaid, addressed to the Company in care of its Secretary at its principal office, and to the Participant at the address given beneath his signature hereto, or at such other address as either party shall have furnished to the other in writing in accordance herewith.  Notice and communications shall be effective when actually received by the addressee.

11.                                 Disposition of Common Stock.  The Participant agrees to notify the Company, in writing, within thirty (30) days of any disposition (whether by sale, exchange, gift or otherwise) of shares of Common Stock purchased under this Agreement.

12.                                 Binding Effect.  Subject to Section 4 hereof, this Agreement shall be binding upon the heirs, executors, administrators, successors and permitted assigns of the parties hereto.

13.                                 Plan.  The terms and provisions of the Plan are incorporated herein by reference and made a part hereof as though fully set forth herein.  In the event of any conflict or inconsistency between discretionary terms and provisions of this Agreement, this Agreement shall govern and control.  In all other instances of conflicts or inconsistencies or omissions, the terms and provisions of the Plan shall govern and control.  All capitalized terms not otherwise expressly defined in this Agreement shall have the meaning ascribed to them in the Plan.

14.                                 Governing Law.  This Agreement shall be construed and interpreted in accordance with the laws of the State of Delaware, without regard to the principles of conflicts of law thereof.

15.                                 Entire Agreement.  This Agreement, together with the Plan and the Common Stockholders Agreement, contains the entire agreement and understanding between the parties with respect to the subject matter hereof and supersedes all prior agreements, written or oral, with respect thereto.

IN WITNESS WHEREOF, the Company has granted this Option on the Effective Date.

This instrument may be executed in any number of counterparts, each of which shall be deemed to be an original, and such counterparts together shall constitute one and the same instrument.

NEUSTAR, INC.

	By:	/s/ Martin K. Lowen
	Name:	Martin K. Lowen
	Title:	Vice President and General Counsel

ACCEPTED:

/s/ Jeffrey E. Ganek
Jeffrey Ganek